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                                                                     EXHIBIT 5.1



                    [LETTERHEAD OF CAHILL GORDON & REINDEL]





                              November 20, 1996






                                                        (212) 701-3000



Board of Directors
Vitalink Pharmacy Services, Inc.
1250 East Diehl Road
Naperville, Illinois  60563

               Re:  Vitalink Pharmacy Services, Inc.
                    Registration Statement on Form S-4
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Ladies and Gentlemen:

          This opinion is being rendered in connection with the Registration Statement on Form S-4 (the "Registration Statement") filed by Vitalink Pharmacy Services, Inc. (the "Company") with the Securities and Exchange Commission (the "Commission") registering under the Securities Act of 1933, as amended (the "Act") certain shares of the Company's common stock, par value $.01 per share (the "Shares"), to be issued to holders of the common stock of GranCare, Inc., a California corporation ("GranCare") upon the consummation of the merger of GranCare with and into the Company, pursuant to an Agreement and Plan of Merger dated September 3, 1996 by and between the Company and GranCare (the "Merger Agreement").
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            In that connection, we have examined copies of such corporate records and made such inquiries as we have deemed necessary for purposes of rendering the opinion set forth below.

            Based upon the foregoing, in our opinion, the Shares to be issued pursuant to the Registration Statement, when it becomes effective under the Act, when issued in accordance with the terms of the Merger Agreement and in the manner described in the Registration Statement will be duly and validly issued, fully paid and non-assessable.

            We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in said Registration Statement and the related prospectus. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                                          Very truly yours,